UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

 FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 4, 2019

SCWorx Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-37899	47-5412331
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

590 Madison Avenue, 21st Floor

New York, New York 10022

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (212) 739-7825

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.01. Completion of Acquisition or Disposition of Assets

Item 5.01. Changes in Control of Registrant

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On February 1, 2019 (“Closing Date”), Allaince MMA, Inc. (now known as SCWorx Corp.) (the “Company”) completed the acquisition of SCWorx Corp. in a stock for stock exchange transaction pursuant to that certain share exchange agreement, dated as of August 20, 2018, by and among the Company, SCWorx and the stockholders of SCWorx, as amended by Amendment No. 1 thereto (the “Share Exchange Agreement” or “SEA”). Pursuant to the SEA, the Company acquired from the existing stockholders of SCWorx Corp. all the issued and outstanding shares of common stock of SCWorx Corp. (the “Acquisition”). In connection with the Acquisition, the Company effected a 19/1 reverse stock split of its common stock and changed its name to SCWorx Corp. References to SCWorx herein refer to the company acquired by the Company.

In connection with the Acquisition, the Company issued:

(i)	190,000 Series A Preferred Stock Units, comprised of 190,000 shares of Series A Preferred Stock ($10.00 face value per share, convertible into common stock at a post-split adjusted price per share of $3.80 (subject to adjustment), and warrants to purchase 250,000 post-split adjusted shares of common stock at a post-split adjusted exercise price of $5.70 per share), in satisfaction of approximately $1.9 Million of SCWorx indebtedness; and

(ii)	approximately 5,263,158 post-split adjusted shares of the Company’s common stock, each of which had a value of approximately $4.40 per share, based on the last sale price of the Company’s common stock on the Closing Date

After giving effect to the Company common stock issued in connection with the Acquisition (but before exercise of outstanding rights to acquire common stock), the Company had approximately 6,546,216 shares of common stock outstanding on a post-split adjusted basis.

The Company will file the 2017 and 2018 audited financial statements of SCWorx Corp., along with required pro-forma financial information, within 75 days of the closing of the Acquisition (or by April 17, 2019).

In connection with the closing of the Acquisition on February 1, 2019 and as a result of the issuance of the 5,263,158 (post-split adjusted) shares of the Company’s common stock, there was a change of control of the Company. Upon completion of the Acquisition, Marc S. Schessel, the majority stockholder of SCWorx, beneficially owned approximately 1,032,603 post-split adjusted shares of the Company’s common stock (15.8% of the issued and outstanding shares, not including shares which were issuable to Mr. Schessel under the SEA, the right to which was transferred by him and over which Mr. Schessel has neither voting nor investment control). Mr. Schessel was the controlling shareholder of SCWorx Corp. immediately prior to the Acquisition.

The SEA provided that SCWorx would have the right to designate the officers and directors of the Company upon completion of the Acquisition.

As a result, effective as of the Closing Date, Messrs. Tracy, Gamberale and Watson resigned as directors of the Company and John Price resigned the office of President, but will remain as Chief Financial Officer of SCWorx post-closing.

Immediately prior to their resignation as directors, the Board of Directors appointed the following persons, designated by SCWorx Corp. pursuant to the SEA, to serve as directors and officers of the Company post-closing:

•	Ira Eliot Ritter, Director (age 69)
•	Francis Knuettel II, Director (age)
•	Robert Christie, Director (age 65)
•	Marc S. Schessel, CEO and Director (age 56)
•	John Price, Chief Financial Officer, Treasurer and Secretary (age 49)

Charles K. Miller will remain as a director of the Company.

Each of Messrs. Ritter, Knuettel, Christie and Miller will serve on the Company’s Compensation, Nominating and Audit Committees.

The compensation of the officers and directors of the Company has not been agreed upon. The Company will file an amendment to this Form 8-K once the compensation of the officers and directors is determined.

The biographies of the new management team are as follows:

Marc S. Schessel. Mr. Schessel is SCWorx’s founder and Chairman and Chief Executive Officer. He founded SCWorx’s predecessor (Primrose LLC) in 2012 and has been Chairman and CEO of SCWorx since then. Commencing his work in Supply Chain during his ten years in the Marine Corps, Marc was awarded the Naval Achievement medal along with the Naval Commendation medal for services rendered in creating the first automated supply and logistics software (M triple S) which was ultimately put in service at leading corporations such as Sears and IBM. Since leaving the Marine Corps, Marc has continued his work in refining programmatic solutions for the most complex and critical supply chains in the country — the healthcare industry. Working in all facets of the Healthcare Supply Chain, Marc spent over ten years as a Vice President of Supply Chain for a large NYC based Integrated Delivery Network before forming his own consultancy — focused on delivering automated solutions to Providers, B2B e-commerce companies (GHX), tier one consulting firms, GPO’s, distributors, payors and manufacturers. Marc also served as a consultant to the UN — developing an automated Emergency Medical Response program that, based on the event, forecasts the items, quantities and logistical delivery networks crucial for responders, allowing countries by region to better plan, stock and store critical supplies.

Robert Christie. From 2004 through 2014, Mr. Christie was the President and CEO of The 3E Company, the leading Global Environmental Compliance Company in the world. With over 7,000 customers, 3E helped companies, throughout the world, manage the ever changing environmental regulations that effected their products and services. 3E utilizes a SaaS based software and complex regulatory database to service its customers. Since 2015, Mr. Christie has been consulting for various Private Equity firms throughout North America assisting them in acquiring companies in the Governance, Risk and Compliance space (GRC) as well as the Supply Chain marketplace. In addition, he has since 2010 served as a Trustee at Rider University. He also serves on the Facility, Business Development and Executive Committees at Rider. Since 2008, Mr. Christie has served as a Director at Alternative Technology, a supplier of distribution systems and technology. Since 2016, he has served on the Board of Directors of Enterknol LLC. Enterknol is a SaaS based compliance solution within the Energy Sector helping various energy companies buy and sell energy competitively. Mr. Christie also served as a Director at Ithos LLC from 2016 through July, 2018. Ithos is a the leading regulatory and Supply Chain compliance solution within the Global Cosmetic space providing a complex SaaS based software coupled with regulatory data. While serving as a Director at Ithos, he also served as their Director of Development.

Frank Knuettel II. Mr. Knuettel is the Chief Strategy Officer of MJardin Group, Inc., a global Canadian based cannabis management platform with extensive experience in cultivation, processing, distribution and retail (MJAR). He started at MJardin as CFO, where he managed the public listing on the Canadian Securities Exchange and helped orchestrate the merger leading to his current position. Prior to joining MJardin, he held numerous CFO positions at public companies, including Aqua Metals, Inc. (AQMS), a hydrometallurgical lead recycling operation, and Marathon Patent Group, Inc. (MARA), a patent licensing and enforcement business. Prior to joining Marathon, Mr. Knuettel served as the Chief Financial Officer of IP Commerce, Inc., a cloud-based operator of an electronic payment platform. Additionally, Mr. Knuettel has held numerous board positions, at both public companies and non-profit institutions. Mr. Knuettel received his BA with honors in Economics from Tufts University and holds an MBA in Finance and Entrepreneurial Management from The Wharton School at the University of Pennsylvania.

Charles K. Miller. Mr. Miller joined the Company’s board on October 24, 2018. He has been a member of the board of directors of Intercloud Systems, Inc., a publicly traded IT infrastructure services company, since November 2012. In addition, he has, since June 2017, acted as an independent business consultant. He was the Chief Financial Officer of Tekmark Global Solutions, LLC, a provider of information technology, communications and consulting services, from September 1997 until June 2017. Since May 2017, he has been a director of Notis Global, Inc., a diversified holding company, in the industrial hemp industry, that manufactures, markets and sells hemp derivative products such as cannabidiol (“CBD”) distillate and isolate. Mr. Miller graduated from Rider University with a Bachelor of Science in Accounting and an MBA. Mr. Miller is a Certified Public Accountant and boasts more than three decades of experience.

John Price. Mr. Price, 49, is was President and Chief Financial Officer of the Company. He became President on June 6, 2018 and CFO in August 2016. Prior to joining the Company in 2016, Mr. Price was Chief Financial Officer of MusclePharm Corporation, a publicly-traded nutritional supplement company. Prior to joining MusclePharm in 2013, Mr. Price served as vice president of finance — North America at Opera Software, a Norwegian public company focused on digital advertising. From 2011 to 2013, he served as vice president of finance and corporate controller GCT Semiconductor. From 2004 to 2011, Mr. Price served in various roles at Tessera Technologies including VP of Finance & Corporate Controller. Prior to Tessera Technologies, Mr. Price served various roles at Ernst &Young LLP, now EY. Mr. Price served nearly three years in the San Jose, California office and nearly five years in the Pittsburgh, Pennsylvania office of EY. Mr. Price has been a certified public accountant (currently inactive) since 2000 and attended Pennsylvania State University, where he earned a Bachelor of Science Degree in Accounting.

Ira Ritter. Ira Ritter has extensive experience creating, building and managing diverse business enterprises. In 2004, Mr. Ritter co-founded Ritter Pharmaceuticals, of which he has since been Chief Strategic Officer and Chairman of the Board of Directors. The company went public on the Nasdaq in 2015. He served on the Board of Vitavis Laboratories Inc., a biotechnology firm, from 2014 until it was sold in 2017. In addition, he has provided corporate management, strategic planning and financial consulting for a wide range of market segments. In the health and beauty sector, Mr. Ritter was President and Vice-Chairman of Quality King Inc, distributor for health care products with $5 billion in annual revenues (ranked the 18th largest privately held company, Forbes Top 100 List). Simultaneously, he worked as President and Chairman of Rockwood, a business he developed that produced private label HBA products for major national retailers including GNC and K-Mart. In the entertainment sector he served as Chairman of ON-TV, a division of Oak Industries (NYSE Company), where he managed the television division initiating exclusive broadcasts of Los Angeles, Chicago, and New York professional baseball, basketball, and hockey games. During 1980 – 1985, he produced the first televised home shopping program and directed development of the largest “pay-per-view” channel system for its time. In the finance field, Mr. Ritter served on the board of directors for the Martin Lawrence Art Galleries (NYSE Company). During his 20 years as a publisher, he produced best-selling monthly national consumer magazines and books. He has a long history of public service that includes appointments by three Governors to several State of California Commissions, including eight years served as Commissioner on the California Prison Industry Authority. In 1981, Mr. Ritter was honored with the City of Hope’s Man of the Year award. He serves on the Advisory Board of Pepperdine University's Graziadio School of Business, Department of Social Entrepreneurship. And, he has been a guest lecturer at USC Marshall Business School.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCWorx Corp.

	By:	/s/ John Price
John Price
Chief Financial Officer

Dated: February 6, 2019